EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Archstone-Smith Trust:

     We consent to the incorporation by reference in the registration statement Nos. 333-114358 (Form S-3), 333-114632 (Form S-3), 333-114770 (Form S-3), 333-72550 (Form S-8), 333-72506 (Form S-8), 333-60817-99 (Form S-8), 333-60815-99 (Form S-8), 333-31033-99 (Form S-8), 333-31031-99 (Form S-8), 333-43723-99 (Form S-8), and 333-89160 (Form S-3) of Archstone-Smith Trust of our reports dated February 28, 2005, with respect to the consolidated balance sheets of Archstone-Smith Trust and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of earnings, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Archstone-Smith Trust.

/s/ KPMG LLP

Denver, Colorado
February 28, 2005